UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

_____________________

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3851 West Hamlin Road

Rochester Hills, Michigan 48309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, upon recommendation of the Compensation Committee, the Board of Directors (the “Board”) of InfuSystem Holdings, Inc. (the “Company”) approved a form of Performance Unit Award Agreement (the “Performance Unit Award Agreement”) to be used in the issuance of performance-based awards to the Company’s officers and key employees, including the Company’s named executive officers, under the InfuSystem Holdings, Inc. 2014 Equity Plan (the “2014 Plan”). These performance-based awards are in addition to time-based awards issued to the Company’s officers and key employees under the 2014 Plan.

Pursuant to the Performance Unit Award Agreement, awards of performance units (“Performance Units”) may be issued to award recipients based upon the Company’s achievement level of a specified performance measure during a specified performance period. The Performance Unit Award Agreement allows for the applicable performance measure to be specified on Exhibit I, which may include, but not be limited to, the Company’s net revenue and ratio of adjusted earnings before interest, depreciation and amortization to net revenue (“AEBITDA Margin”).

If an award recipient’s employment with the Company is terminated for any reason at any time before all of the award recipient’s Performance Units have vested, the award recipient’s unvested Performance Units will be automatically forfeited upon termination of employment. If a change of control occurs during the applicable performance period, all outstanding Performance Units will vest under the applicable agreement as if the “target” performance goal of the applicable performance measure was achieved on the effective date of the change of control.

The above summary of the form of Performance Unit Award Agreement is qualified in its entirety by reference to the form of Performance Unit Award Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibits 10.1 and is incorporated herein by reference.

On May 20, 2020, the Board, upon recommendation of the Compensation Committee, granted the awards below to the Company’s principal executive officer, principal financial officer and other named executive officers under the 2014 Plan as 2020 long-term equity compensation.

Rich DiIorio President and CEO	15,000 Performance Units and 25,000 stock options,

Carrie Lachance COO	10,000 Performance Units and 20,000 stock options

Barry Steele CFO	7,500 Performance Units and 15,000 stock options

Thomas Ruiz CCO	10,000 Performance Units and 20,000 stock options

Jeannine Sheehan CAO	10,000 Performance Units and 20,000 stock options

The Performance Units were issued under the form of Performance Unit Award Agreement described above. The performance period for the Performance Units is the calendar year period ending December 31, 2021 and 50% of the units will vest on May 20, 2022 based upon a net revenue measure and 50% will vest on May 20, 2022 based on an AEBITDA Margin measure. The net revenue-based Performance Units award provide a scale of Performance Units to be issued based on Company net revenue during the applicable performance period, pursuant to which the award recipient may earn between 0% of the “target” award (if the Company’s net revenue achieved with respect to such performance period is below the "threshold" performance goal) and 200% of the target award (if the performance level achieved with respect to such performance period equals or exceeds the "maximum ceiling" performance goal). Similarly, the AEBITDA Margin-based Performance Units award provide a scale of Performance Units to be issued based on the Company’s AEBITDA Margin during the applicable performance period, pursuant to which the award recipient may earn between 0% of the target award (if the Company’s AEBITDA Margin achieved with respect to such performance period is below the “threshold” performance goal) and 200% of the target award (if the performance level achieved with respect to such performance period equals or exceeds the “maximum ceiling” performance goal).

The stock options were issued with an exercise price equal to $11.07, which was the fair value of the Company's common stock as determined in accordance with applicable provisions of the 2014 plan. The stock options will vest in three equal annual installments on the anniversary date of the grant beginning May 20, 2021.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance Unit Award Agreement under the 2014 Equity Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Richard A. DiIorio
Richard A. DiIorio
President and
Chief Executive Officer

Dated: May 27, 2020